UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

BOXLIGHT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Boxlight Corporation

1045 Progress Circle

Lawrenceville, Georgia 30043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on December 5, 2019

TO THE STOCKHOLDERS OF BOXLIGHT CORPORATION:

The Annual Meeting of the stockholders of Boxlight Corporation, a Nevada corporation (“Company”), will be held on December 5, 2019, at 10:00 a.m. (EST), at the offices of the Company, located at 1045 Progress Circle, Lawrenceville, Georgia 30043, for the following purposes:

1.	To elect seven (7) directors;

2.	To ratify appointment of Dixon Hughes Goodman LLP, as Company’s independent accountants, for the fiscal year ending December 31, 2019; and

3.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement providing information and a form of proxy to vote with respect to the foregoing matters accompany this notice.

By Order of the Board of Directors,

/s/ James Mark Elliott
James Mark Elliott
Chief Executive Officer

Dated: October 21, 2019

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IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet or by telephone. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting and will still have the opportunity to vote in person at the Annual Meeting.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian or other nominee holder cannot vote your shares in the election of directors unless you direct the nominee holder how to vote by marking your proxy card.

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Boxlight Corporation

1045 Progress Circle

Lawrenceville, Georgia 30043

PROXY STATEMENT

for

Annual Meeting of Stockholders

to be held on December 5, 2019

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the Board of Directors in connection with the Company’s annual meeting of stockholders on December 5, 2019, and at any adjournment thereof. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card, and any additional materials that may be furnished to stockholders. Broadridge Financial Solutions, Inc. has been engaged to solicit proxies and distribute materials to brokers, banks, custodians, and other nominee holders for forwarding to beneficial owners of the Company’s stock, and the Company will pay Broadridge Financial Solutions, Inc. for these services and reimburse certain of its expenses in addition, the Company will reimburse nominee holders their forwarding costs. Proxies also may be solicited through the mail or direct communication with certain stockholders or their representatives by Company officers, directors or employees, who will receive no additional compensation for their efforts.

On or about October 21, 2019, the Company will mail to all stockholders of record, as of October 11, 2019 (the “Record Date”), a Notice of Availability of Proxy Materials (the “Notice”). Please carefully review the Notice for information on how to access the Notice of Annual Meeting, Proxy Statement, proxy card and Annual Report at www.proxyvote.com, in addition to instructions on how you may request to receive a paper or email copy of these documents. There is no charge to you for requesting a paper copy of these documents.

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GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Class A Common Stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 10,849,966 shares of Class A Common Stock are entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

How do I vote by proxy?

If you have received a printed copy of these materials by mail, you may simply complete, sign and return your proxy card. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may simply follow the instructions below to submit your proxy on the Internet.

What if I received a Notice of Availability of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials to our stockholders on the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice.

If I am a stockholder of record, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card Complete, sign and date your proxy card and return it promptly in the envelope provided.

If you received a Notice by mail, you may vote by proxy over the Internet by going to www.proxyvote.com to complete an electronic proxy card.

If you vote your proxy, your vote must be received by 11:59 p.m. U.S. Eastern Standard Time on December 4, 2019 in order for your vote to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, using procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from your Internet service provider and telephone company.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

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Can I change my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before it is exercised at the Annual Meeting in any of three ways:

●	by submitting written notice revoking your proxy card to the Secretary of the Company;

●	by submitting another proxy via the Internet or by mail that is dated after your original proxy vote and, if by mail, it is properly signed; or

●	by voting in person at the Annual Meeting.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card or vote by proxy on the Internet to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How are votes counted?

We will hold the Annual Meeting if holders representing a majority of the shares of Common Stock issued and outstanding and entitled to vote either sign and return their proxy cards, submit their proxy on the Internet, or attend the Annual Meeting. If you sign and return your proxy card, or submit your proxy on the Internet, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

The election of directors under Proposal 1 will be by the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

Proposal 2 shall be approved upon the vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote. An abstention with respect to the foregoing proposals will have the effect of a vote “AGAINST” such proposal.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials and posting them on the Internet, some of our employees may contact you by telephone, by mail, by fax, by email or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders.

Why are we seeking stockholder approval for these proposals?

Proposal No. 1: The Nevada Revised Statutes, as amended, and the rules of the NASDAQ Stock Market require corporations to hold elections for directors each year.

Proposal No. 2: The Company appointed Dixon Hughes Goodman LLP to serve as the Company’s independent auditors for the 2019 fiscal year. The Company elects to have its stockholders ratify such appointment.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 11, 2019, the number of shares of our Class A common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the Company’s Class A common stock; (ii) each director; (iii) each of the Named Executive Officers in the Summary Compensation Table; (iv) each Executive Officer, and (v) all directors and executive officers as a group. As of October 11, 2019, 10,849,966 shares of our Class A common stock were issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is c/o Boxlight Corporation, 1045 Progress Circle, Lawrenceville, Georgia 30043.

All share ownership figures include shares of our common stock issuable upon conversion or exchange of securities convertible or exchangeable into shares of our common stock within sixty (60) days of October 11, 2019. Such shares are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number		Percentage
Named Executive Officers
James Mark Elliott	725,743	(1)	5.06%
Henry (“Hank”) Nance	509,852	(2)	3.56%
Takesha Brown	59,792	(3)	*
Michael Pope	498,125	(4)	3.48%
John Patrick Henry	19,808	(5)	*
Lori Page	10,938	(6)	*
Directors
Tiffany Kuo	5,208	(7)	-
Rudolph F. Crew	54,736	(8)	*
James Clark	-		*
Dale Strang	55,208	(9)	*
Harold Bevis	30,208	(10)	*
All Directors and Executive Officers as a Group (11 persons)	1,969,618		13.74%

Beneficial Owners of 5% or More of Our Outstanding Common Stock
Everest Display, Inc.	707,979		4.94%
AEL Irrevocable Trust	861,767	(11)	6.01%
Dynamic Capital, LLC	894,949	(12)	6.24%

* Less than one percent

(1) Includes 523,508 shares of Class A common stock issuable upon exercise of a stock option and 202,235 shares of Class A common stock.

(2) Includes 387,680 shares of Class A common stock issuable upon exercise of a stock option and 122,172 shares of Class A common stock.

(3) Includes 46,250 shares of Class A common stock issuable upon exercise of a stock option and 13,542 shares of Class A common stock.

(4) Includes 191,667 and 270,000 shares of Class A common stock issuable upon exercise of a stock option and warrant, respectively, and 36,458 shares of Class A common stock.

(5) Includes 19,808 shares of Class A common stock issuable upon exercise of a stock option.

(6) Includes 10,938 shares of Class A common stock issuable upon exercise of a stock option.

(7) Includes 5,208 shares of Class A common stock issuable upon exercise of a stock option.

(8) Includes 1,736 shares of Class A common stock issuable upon exercise of a stock option and 53,000 shares of common stock that Dr. Crew purchased at par value on November 30, 2017.

(9) Includes 55,208 shares of Class A common stock issuable upon exercise of a stock option.

(10) Includes 30,208 shares of Class A common stock issuable upon exercise of a stock option.

(11) Mr. Edwin Hur, 11441 Beach St., Cerritos, CA 90703, is trustee of AEL Irrevocable Trust, established for the benefit of the family of Adam Levin. Mr. Hur has sole investment and voting power with respect to the shares.

(12) Consists of 894,949 shares issuable upon exercise of warrants issued to Dynamic Capital, LLC. Dynamic Capital is owned by Adam E. Levin.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board of Directors has nominated the persons identified below for election as directors, to serve until the next annual meeting or their successors have been elected and qualified. If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy card intend to vote for any substitute whom the Board nominates.

Name	Age	Position(s)
James Mark Elliott	67	Chief Executive Officer and Director
Michael Pope	39	President and Director
Tiffany Kuo	29	Non-Executive Director
Rudolph F. Crew	68	Independent Director (1) (2) (3)
Dale Strang	59	Independent Director (1) (2) (3)
Harold Bevis	59	Independent Director (1) (2)
James Clark	58	Independent Director (3)

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

The business experience during at least the last five years of our officers and directors is as follows:

James Mark Elliott, Chief Executive Officer and Director

Mr. Elliott has served as our Chief Executive Officer and a director since September 18, 2014. From 2012 to date, he has also served as the President of Genesis. From 2005 through 2012, he was the President of Promethean, Inc., a manufacturer and distributor of whiteboards and interactive learning devices and led the team that grew Promethean in the Americas from $5 million in revenue to $250 million, with over 1,300,000 interactive whiteboards installed around the world. Throughout his career, Mr. Elliott has held senior executive roles, including president, senior vice president or director roles with Apple Computer, Lawson Software, E3 Corporation, PowerCerv Technologies, Tandem Computers, and Unisys/Burroughs. Mr. Elliott received a BBA in Economics from the University of North Georgia and a Master of Science degree in Industrial Management from Georgia Institute of Technology. Based on Mr. Elliott’s position as the chief executive officer of both the Company and Genesis, and his executive level experience in interactive learning devices and computer technology industries, our board of directors believes that Mr. Elliott has the appropriate set of skills to serve as a member of the board.

Michael Pope, President and Director

Mr. Pope has served as our President since July 15, 2015 and has been a director of our Company since September 18, 2014. Mr. Pope served as Managing Director of Vert Capital Corp., a Los Angeles based merchant bank, and its affiliates from October 2011 to October 2016, managing portfolio holdings in education, consumer products and digital media. Prior to joining Vert Capital, from May 2008 to October 2011, Mr. Pope was Chief Financial Officer and Chief Operating Officer for the Taylor Family, managing family investment holdings in consumer products, professional services, real estate and education. Mr. Pope also held positions including senior SEC reporting at Omniture and Assurance Associate at Grant Thornton. Mr. Pope holds an active CPA license and serves on the boards of various organizations. Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University with academic honors. Our board of directors believes Mr. Pope’s investment and management experience, as well as his CPA licensing, brings valuable experience and skills to our board of directors.

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Tiffany Kuo, Non-Executive Director

Ms. Kuo has been a director of our Company since September 18, 2014. Ms. Kuo has been a General Management Consultant in Strategy and Operations for Deloitte Consulting, LLP in Houston, TX since August 2011. Ms. Kuo graduated from Rice University with a Bachelor of Science and Masters of Science in Electrical Engineering in 2011 and is currently in the Sloan Masters of Business Administration Program at The Massachusetts Institute of Technology. We believe that Ms. Kuo’s experience in business strategy and operations at Deloitte Consulting, LLP adds value and insight to our board of directors.

Rudolph F. Crew, Independent Director

Dr. Crew has been a director of our Company since April 1, 2015. Since August 2013, Dr. Crew has served as the president of Medgar Evers College. From July 2012 to July 2013, he was the chief education officer at Oregon Education Investment Board, overseeing the PK-16 system. From September 2011 to July 2012, Dr. Crew served as the president of the K12 Division at Revolution Prep, a company that offers preparation courses for the SAT and ACT standardized achievement tests. Prior to that, from January 2009 to July 2013, he was a professor at USC Rossier School of Education, teaching graduate school courses. From January 2009 to September 2011, Dr. Crew also served as the president of Global Partnership Schools, an organization that offers planning support services and collaborative programs to public schools and school districts. Dr. Crew received his bachelor’s degree in management from Babson College in 1972. He earned his master’s degree in urban education in 1973 and his doctoral degree in educational administration in 1978, both from University of Massachusetts. We believe that Dr. Crew’s in-depth knowledge and extensive experience in the field of education make him a valuable member of our board of directors.

Dale Strang, Independent Director

Mr. Strang has been a director of our Company since August 10, 2017. He has served as Senior Vice President of Media Strategy & Operations at Healthline Networks since 2015. Mr. Strang was President and Chief Executive officer of SpinMedia from 2013 to 2015. Mr. Strang was the Chief Executive Officer and President at Viximo from 2010 to 2012. Mr. Strang has more than 25 years of media experience with successful businesses including IDG, Ziff-Davis and IGN/Fox Interactive. Mr. Strang has more than 18 years of experience in consumer technology and video game publishing, including 14 years at the senior management level. He served as Executive Vice President and General Manager, Media Division, of IGN Entertainment. In this position, he oversaw advertising sales, marketing and the production of editorial content for all IGN entertainment media properties. We believe Mr. Strang’s extensive experience in media technology businesses adds value to the Company and the board of directors.

Harold Bevis, Independent Director

Mr. Bevis has served as a director of our Company since March 2018. He has 25 years of business leadership experience, including 15 years serving as a Chief Executive Officer. Mr. Bevis was a business leader at both GE and Emerson Electric. He has led or directed eight businesses in six industries, including 148 plants in 22 countries, 12 new business/new plant startups, 11 acquisitions, 24 business/plant expansions, and overseeing more than 10,000 employees. Mr. Bevis is currently President of OmniMax International, a portfolio of building products businesses, a position he has held since October 2017. Mr. Bevis earned a BS degree in industrial engineering from Iowa State University and an MBA degree from Columbia Business School. He is a member of the National Association of Corporate Directors and has served on five boards of directors. Since June 2014, he has served on the board of Commercial Vehicle Group, a NASDAQ-listed company, where he serves as a member of the audit and compensation committees. We believe Mr. Bevis’s extensive leadership and business management experience adds value and insight to the board of directors in its oversight role and his financial background, knowledge and experience will assist in leading the board of director’s audit committee.

James Clark, Independent Director

Mr. Clark has served as a director since October 2019. Since 2012, Mr. Clark has served as CEO of the Boys & Girls Clubs of America (“BGCA”), the world’s largest network of facilities-based youth development organizations. Prior to his appointment as CEO of BGCA, from 2004 until 2012, Mr. Clark was President of Boys & Girls Clubs of Greater Milwaukee and served as board member of that organization for the 10 years prior to that. Mr. Clark is graduate of the University of Wisconsin, where he received a Bachelor of Business Administration. We believe that Mr. Clark’s strong leadership and management experience provides a strong background in serving as a director and will add value and insight to the board of directors in its oversight role.

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There are no family relationships between the directors and executive officers.

Dr. Rudy Crew, Dale Strang, Harold Bevis and James Clark are our independent directors. As a Nasdaq listed company, we believe that the foregoing directors satisfy the definition of “Independent Director” under Nasdaq Rule 5605(a)(2). In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable NASDAQ rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Board Operations

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors. Our board of directors shall hold meetings on at least a quarterly basis.

Mr. Elliott holds the positions of Chief Executive Officer and Chairman of the board of the Company. The Board of Directors believes that Mr. Elliott’s services as both chief executive officer and chairman of the board is in the best interest of the Company and its shareholders. Mr. Elliott possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us in our business and is thus best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters relating to the Company’s business. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our shareholders, employees and customers.

The board of directors has not designated a lead director. The independent directors can call and plan their executive sessions collaboratively and, between meetings of the board, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

The board of directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the board of directors additionally is charged under its charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. Whenever a committee of the board receives a report involving risk identification, risk management or risk mitigation, the chairman of the committee reports on that discussion, as appropriate, to the full board during the next board meeting.

The board of directors held seven meetings during 2018. During 2018, no director attended fewer than 75% of the meetings of the board of directors and board committees of which the director was a member.

It is the policy of the board of directors that all directors should attend the annual meetings in person or by teleconference. Last year all seven directors attended.

Board Committees

The board of directors has standing Audit, Compensation, and Nominating committees, comprised solely of independent directors. Each committee has a charter, which is available at Company’s website, www.boxlightcorp.com.

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Audit Committee

According to its charter, the Audit Committee consists of at least three members, each of whom shall be a non-employee director who has been determined by the board to meet the independence requirements of NASDAQ, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). A copy of our Audit Committee Charter is located under the “Corporate Governance” tab on our website at www.boxlight.com. The Audit Committee members shall consist of Mr. Bevis, serving as our Audit Chair, Mr. Strang and Dr. Crew. All members of the Audit Committee are independent directors. The Audit Committee will assist the board by overseeing the performance of the independent auditors and the quality and integrity of our internal accounting, auditing and financial reporting practices. The Audit Committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating the engagement of the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and their related fees. Our board of directors has determined that Mr. Bevis meets the qualifications of “audit committee financial expert,” as defined by the rules and regulations of the SEC.

The Audit Committee held four meetings during 2018.

Audit Committee Report

With respect to the audit of Company’s financial statements for the year ended December 31, 2018, the Audit Committee

●	has reviewed and discussed the audited financial statements with management;

●	has discussed with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●	has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Harold Bevis, Chair

Dale Strang

Rudolph F. Crew

Compensation Committee

The Compensation Committee members are Mr. Strang, Dr. Crew and Mr. Bevis. The Compensation Committee shall make recommendations to the board of directors concerning the salaries and incentive compensation for our officers, including our principal executive officer, and employees and also administers our stock option plan. A copy of our Compensation Committee Charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

The Compensation Committee held three meetings during 2018.

Nominating and Corporate Governance Committee

The Corporate Governance and Nominating Committee members are Dr. Crew, Mr. Strang and Mr. Clark. All members of the Corporate Governance and Nominating Committee are independent directors. The Corporate Governance and Nominating Committee assists the board in identifying qualified individuals to become board members, in determining the composition of the board and in monitoring board effectiveness. A copy of our Corporate Governance and Nominating Committee Charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

The Nominating and Corporate Governance Committee did not hold any meetings during 2018.

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Material Changes to the Procedures by which Security Holders May Recommend Nominees to the Board

We do not currently have a procedure by which security holders may recommend nominees to the board. Prior to the listing of our common stock on NASDAQ, as a private company with a limited shareholder base, we did not believe that it was important to provide such a procedure. However, as a publicly traded NASDAQ company with the requirement to hold annual shareholder meetings, we will consider implementing such a policy in the future.

Director Qualifications

The board of directors is responsible for overseeing the Company’s business consistent with its fiduciary duty to the stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the board that are applicable to directors and there are other skills and experience that should be represented on the board as a whole but not necessarily by each director. The Corporate Governance and Nominating Committee considers the qualifications of director candidates individually and in the broader context of the board’s overall composition and the Company’s current and future needs.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be made available on the Corporate Governance section of our website, which is located at www.boxlight.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Stockholder Communications

Stockholders can mail communications to the Board of Directors, c/o Secretary, Boxlight Corporation, 1045 Progress Circle, Lawrenceville, Georgia 30043, who will forward the correspondence to each addressee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms furnished to us and written representations by our officers and directors regarding their compliance with applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% stockholders were met during the year ended December 31, 2018, except for the following:

		Transactions	Number of
Name	Late Reports	Covered	Shares
Sheri Lofgren	Form 4	Options	29,200
James Mark Elliott	Form 5	Options	100,000
Sheri Lofgren	Form 5	Options	100,000
Michael Pope	Form 5	Options	100,000
Henry “Hank” Nance	Form 5	Options	200,000
Takesha Brown	Form 5	Options	35,000
John Patrick Henry	Form 5	Options	35,000
Lori Page	Form 5	Options	25,000
Harold Bevis	Form 5	Options	25,000
Tiffany Kuo	Form 5	Options	25,000
Rudolph Crew	Form 5	Options	15,000

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Executive Compensation

Summary Compensation Table

 The following table sets forth information regarding the total compensation received, or earned, by our Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer (collectively, the “named executive officers”) during the years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Option Awards ($)		Total ($)
James Mark Elliott, Chief Executive Officer	2017	129,884	-	(2)	129,884
James Mark Elliott, Chief Executive Officer	2018	200,125	229,966	(2)	430,091

Michael Pope, President	2017	163,419	-		163,419
Michael Pope, President	2018	197,625	229,966	(3)	427,591

Henry (“Hank”) Nance, Chief Operating Officer	2017	147,606	126,452	(4)	274,058
Henry (“Hank”) Nance, Chief Operating Officer	2018	198,333	459,932	(4)	658,265

Sheri Lofgren, former Chief Financial Officer (1)	2017	227,500	204,397	(5)	431,897
Sheri Lofgren, former Chief Financial Officer (1)	2018	69,375	229,966	(5)	299,341

Takesha Brown, Chief Financial Officer (1)	2017	98,116	6,617	(6)	104,733
Takesha Brown, Chief Financial Officer (1)	2018	158,750	65,394	(6)	224,144

John Patrick Henry, Vice President Sales	2017	181,074	30,943	(7)	212,017
John Patrick Henry, Vice President Sales	2018	235,942	95,045	(7)	293,378

Lori Page, Vice President Marketing	2017	-	-		-
Lori Page, Vice President Marketing	2018	133,709	67,889	(8)	201,598

(1)	On March 15, 2018, Sheri Lofgren, the Chief Financial Officer of the Company tendered her resignation from such position. On the same date, the Board appointed Ms. Takesha Brown to serve as the new Chief Financial Officer of the Company.

(2)	On January 2, 2018, the Company granted 100,000 options with an exercise price of $5.01 per share, a term of five years and vesting over a one- year period. The options had a fair value of approximately $230,000 on the grant date that was calculated using the Black-Scholes option-pricing method.

(3)	On January 2, 2018, the Company granted 100,000 options with an exercise price of $5.01 per share, a term of five years and vesting over a 1 year period. The options had a fair value of approximately $230,000 on the grant date that was calculated using the Black-Scholes option-pricing method.

(4)

On November 30, 2017, the Company granted options to purchase 37,829 options at $7.00 per share to its Chief Operating Officer for service. These options vest over a period of three years and expire five years from the date of grant. The options had a fair value of approximately $126,000 on grant date that was calculated using the Black-Scholes option-pricing model.

On January 2, 2018, the Company granted 200,000 options with an exercise price of $5.01 per share, a term of five years and vesting over a one year period. The options had a fair value of approximately $460,000 on the grant date that was calculated using the Black-Scholes option-pricing method.

13

(5)	On September 18, 2014, the Company granted 291,402 options to Sheri Lofgren, the Company’s former Chief Financial Officer, with an exercise price of $0.13 per share, a term of five years and vesting over a three year period. The options have a fair value of $1 on the grant date using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include: (1) discount rate of 2.09% (2) expected life of 5.75 years, (3) expected volatility of 69%, and (4) zero expected dividends.

On November 1, 2016, the Company entered into an amended employment agreement with its Chief Financial Officer, which amended the exercise price of the 291,402 options granted from $0.13 to $0.0001 per share. The options vesting term was changed to (i) 50% of the remaining unvested options vested immediately following the agreement, and (ii) all remaining unvested options vested on March 31, 2017. Pursuant to the amended employment agreement, the fair value of options granted was changed to approximately $484,000 using the Black-Scholes option-pricing model.

In November 2017, the Company granted options to purchase 29,200 options at $0.0001 per share to its former Chief Financial Officer for services. These options vested immediately and expire five years from the date of grant. The options had a fair value of approximately $204,000 on the grant date that was calculated using the Black-Scholes option-pricing model.

On January 2, 2018, the Company granted 100,000 options with an exercise price of $5.01 per share, a term of five years and vesting over a one year period. The options had a fair value of approximately $230,000 on the grant date that was calculated using the Black-Scholes option-pricing method.

(6)

On April 4, 2017, the Company granted options to purchase 18,000 shares of Class A common stock at $5.60 per share to the Chief Financial Officer for services. These options vest in four years and commenced in the quarter ended June 30, 2017 and expire five years from the date of grant. The options have a fair value of approximately $7,000 that was calculated using the Black-Scholes option-pricing model.

On March 19, 2018, the Company granted 35,000 options with an exercise price of $4.00 per share, a term of five years and vesting over a one year period. The options had a fair value of approximately $65,000 on the grant date that was calculated using the Black-Scholes option-pricing method.

(7)	On November 30, 2017, the Company granted options to purchase 8,990 shares of Class A common stock at $7.00 per share to Mr. Henry. These options vest in four years and expire five years from the date of grant. The options had a fair value of approximately $31,000 on the grant date that was calculated using the Black-Scholes option-pricing model.

On February 14, 2018, the Company granted 35,000 options with an exercise price of $4.00 per share, a term of five years and vesting over a four year period. The options had a fair value of approximately $95,000 on the grant date that was calculated using the Black-Scholes option-pricing method.

(8)	On February 14, 2018, the Company granted 25,000 options with an exercise price of $4.00 per share, a term of five years and vesting over a four year period. The options had a fair value of approximately $68,000 on the grant date that was calculated using the Black-Scholes option-pricing method.

Employment Agreements

We entered into employment agreements with Mr. Elliott, Mr. Nance, Ms. Lofgren, Mr. Pope and Ms. Brown, the terms of which are set forth below.

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James Mark Elliott

The Company entered into an employment agreement with Mr. Elliott, dated as of November 30, 2017, pursuant to which Mr. Elliott shall receive a base salary of $195,000 per year and shall, upon evaluation of his performance and at the discretion of the Company’s board of directors, be awarded a cash bonus in the amount of $25,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Elliott employee stock options to purchase up to 100,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan.

Mr. Elliott’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration or termination of his employment agreement; provided, that such restrictive covenants expire immediately if Mr. Elliott terminates his employment agreement for “good reasons” or, in nine months if we elect to terminate his employment prior to the expiration of the term of the agreement without “cause.”

Henry “Hank” Nance

The Company entered into an employment agreement with Mr. Nance, dated as of November 30, 2017, pursuant to which Mr. Nance shall receive a base salary of $195,000 per year and shall, upon evaluation of his performance and at the discretion of the Company’s chief executive officer, be awarded a cash bonus in the amount of $25,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Nance employee stock options to purchase up to 200,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan.

Mr. Nance’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided that such restrictive covenants expire immediately if we breach his employment agreement or in nine months if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than cause (as defined in the employment agreement).

Sheri Lofgren

The Company entered into an employment agreement with Ms. Lofgren dated as of November 30, 2017, pursuant to which Ms. Lofgren received a base salary of $195,000 per year and, upon evaluation of her performance and at the discretion of the Company’s Chief Executive Officer, was eligible to be awarded a cash bonus in the amount of $25,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) the base salary, the Company shall grant Ms. Lofgren employee stock options to purchase up to 100,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan.

Ms. Lofgren’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of her employment agreement; provided, that such restrictive covenants expire immediately if we breach her employment agreement or, in nine months, if we elect to terminate her employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

On March 15, 2018, Sheri Lofgren, then Chief Financial Officer of the Company, tendered her resignation. Ms. Lofgren’s resignation was for personal reasons and not as the result of disagreements between Ms. Lofgren and the Company on any matter relating to the Company’s operations, policies or practices.

15

Michael Pope

The Company entered into an employment agreement with Mr. Pope dated as of November 30, 2017, pursuant to which Mr. Pope shall receive a base salary of $195,000 per year and shall, upon evaluation of his performance and at the discretion of the Company’s Chief Executive Officer, be awarded a cash bonus in the amount of $25,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) his base salary, the Company shall grant Mr. Pope employee stock options to purchase up to 100,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan.

Mr. Pope’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided, that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

Takesha Brown

The Company entered into an employment agreement with Ms. Brown, dated as of March 19, 2018, pursuant to which Ms. Brown shall receive a base salary of $165,000 per year and shall, upon evaluation of her performance and at the discretion of the Company’s Chief Executive Officer, be awarded a cash bonus in the amount of $12,500 on a quarterly basis commencing on the quarter ending June 30, 2018. In addition to (and not in lieu of) the base salary, the Company shall grant Ms. Brown employee stock options to purchase up to 35,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on March 19, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan.

Ms. Brown’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of her employment agreement; provided, that such restrictive covenants expire immediately if we breach her employment agreement or, in nine months, if we elect to terminate her employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

Lori Page

Ms. Page currently does not have an employment agreement. However, her compensation plan includes a base salary of $130,000 per year and she is eligible for a $5,000 quarterly bonus. In addition to (and not in lieu of) the base salary, the Company shall grant Ms. Page employee stock options to purchase up to 25,000 shares of common stock (vesting in equal quarterly installments over a four-year period commencing on March 31, 2018).

John Patrick Henry

Mr. Henry currently does not have an employment agreement. However, his compensation plan includes a base salary of $100,000 per year and he is eligible to receive commissions of .4% of certain sales territories. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Henry employee stock options to purchase up to 35,000 shares of common stock (vesting in equal quarterly installments over a four-year period commencing on March 31, 2018).

16

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2018. All share amounts and exercise prices in the following table reflects stock splits after grant date.

	Option Awards
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James Mark Elliott	September 18, 2014 and January 2, 2018	431,841	-	$0.13-5.01	September 18, 2024 and January 2, 2023
John Patrick Henry	November 30, 2017 and February 14, 2018	11,559	32,431	$5.40-7.00	November 30, 2022 and February 14, 2023
Henry “Hank” Nance	December 31, 2014, November 30, 2017 and January 2, 2018	260,008	84,012	$0.13-7.00	November 30, 2022 and January 2, 2023
Takesha Brown	April 4, 2017 and March 19, 2018	37,042	15,958	$4.00-5.60	April 4, 2022 and March 19, 2023
Michael Pope	January 2, 2018	100,000	-	$5.01	January 2, 2023
Lori Page	February 14, 2018	6,250	18,750	$5.40	February 14, 2023

Director Compensation

We reimburse all members of our board of directors for their direct out of pocket expenses incurred in attending meetings of our board. This table summarizes the compensation paid to each of our independent directors who served in such capacity during the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total($)

Rudolph F. Crew	50,000	-	50,000

Steve Hix*	10,000	-	10,000

Dale Strang	-	-	-

Tiffany Kuo	-	-	-

Harold Beavis	-	47,391	47,391

* Effective October 15, 2019, Mr. Hix resigned from the Board of Directors for personal reasons.

17

Director Compensation Arrangements

Rudolph F. Crew

Dr. Crew receives an annual fee of $50,000, payable in monthly installments, which commenced on March 26, 2016. In addition, in connection with the listing on NASDAQ, Dr. Crew was entitled to a one-time purchase, at par value, of 53,000 shares of our Class A common stock.

Dr. Crew was not be permitted to sell any of his shares for the six months immediately following the consummation of the Company’s public offering and, thereafter, not more than 50% of his shares between the seventh month and 12th month after the consummation of this public offering, and not more than 50% of the remaining shares between the 12th month and 18th months after the consummation of the public offering.

Steve Hix

Mr. Hix received an annual fee of $10,000 for serving as the Chair of our Audit Committee. The fee is payable quarterly, with the first payment to be made on September 30, 2017. On November 30, 2017, Mr. Hix was granted stock options to purchase 50,000 shares of our Class A common stock exercisable at $7.00 per share which are fully vested as of December 31, 2018. Mr. Hix has since resigned as a director and Chair of our Audit Committee effective October 2019.

Harold Bevis

On March 29, 2018, Mr. Bevis was granted stock options to purchase 25,000 shares of our Class A common stock exercisable at $4.06 per share with vesting over one year.

Certain Relationships and Related Transactions

On September 30, 2014, the Company entered into a line of credit agreement with Vert Capital. The line of credit allowed the Company to borrow up to $500,000 for public offering expenses. On March 31, 2016, we amended the line of credit to increase it to $900,000. The funds accrued interest at 10% per annum. The interest rate decreased to 5.75% pursuant to the amendment to purchase agreement with EDI entered in September 2016. Interest on any advanced funds was accrued monthly and all outstanding principal and accrued interest was due in full from the proceeds of our initial public offering. On December 1, 2017, the outstanding principal and accrued interest in the amount of $775,259 was paid in full.

On July 15, 2015, the Company entered into a management agreement with VC2 Advisors LLC, a Delaware limited liability company, in which Michael Pope, our President and Director, was a manager. VC2 Advisors is owned by Sugar House Trust and AEL Irrevocable Trust, trusts established for the benefit of the families of Michael Pope and Adam Levin. Pursuant to the agreement, VC2 shall perform consulting services for the Company relating to, among other things, sourcing and analyzing strategic acquisitions and introductions to various financing sources. VC2 shall receive an annual management fee payable in cash equal to 1.5% of total consolidated revenues at the end of each fiscal year ended December 31, 2016, 2017 and 2018, payable in monthly installments, commencing as of the date of the Company’s IPO. The annual fee is subject to a cap of $1,000,000 in each of 2016, 2017 and 2018. At its option, VC2 may also defer payment until the end of each year, payable as an option to purchase shares of Class A common stock of the Company, at a price per share equal to 100% of the closing price of the Company’s Class A common stock as traded on Nasdaq or any other national securities exchange as of December 31 of such year in question. Effective October 12, 2016, as a result of Adam Levin and Michael Pope no longer being employed at VC2, the consulting agreement with VC2 was terminated. Subsequently, the Company entered into new consulting agreements on identical terms with other entities which now employ Michael Pope and Adam Levin. As of December 31, 2018, the Company had a payable owed of $425,619 pursuant to these agreements.

In 2018, as a result of Adam Levin and Michael Pope no longer working at VC2 Advisors, the Company canceled the VC2 Advisors agreement and entered into a new management agreement, with substantially the same terms, with an entity affiliated with Michael Pope.

On June 21, 2018, the board of directors authorized the issuance of a warrant to purchase 270,000 and 25,000 shares of Class A common stock to an entity owned by Michael Pope and a consultant, respectively, for future advisory services. The warrants (a) are exercisable by the holder only after October 1, 2018 (b) expires on December 31, 2021 and (c) are exercisable at a price of $6.00 per share. The exercise price is adjustable pursuant to lower revaluation events as defined in the agreement.

18

On November 30, 2017, in connection with the listing on NASDAQ, Dr. Crew purchased, at the par value, 53,000 shares of our Class A common stock representing 0.5% of the number of fully diluted shares of Class A common stock then outstanding after giving effect to the acquisitions of the Boxlight Group and Genesis and our initial public offering. If we file a registration statement registering for resale shares held by its officers or directors, Dr. Crew may request that we include his shares in such registration statement. Dr. Crew will not be permitted to sell any of his shares until May 30, 2018 (six months following the consummation of our public offering) and thereafter, not more than 50% of his shares between the seventh month and 12th month after the consummation our public offering, and not more than 50% of the remaining shares between the 12th month and 18th months after the consummation of our public offering.

Policies and Procedures For Related Party Transactions

Our Audit Committee Charter provides that our Audit Committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF

THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card.

19

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Dixon Hughes Goodman LLP as the Company’s independent accountants for the fiscal year ended December 31, 2019, subject to ratification by the Company’s stockholders. Representatives of Dixon Hughes Goodman LLP may be present by tele-conference at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

In the event the stockholders fail to ratify the selection of Dixon Hughes Goodman LLP, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Services and Fees of Independent Accountants

The following table represents fees for professional audit services for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2018 and 2017, respectively, rendered by GBH, CPAs and Dixon Hughes Goodman LLP.

	Fiscal year ended December 31,
	2018	2017
Audit fees [1]	$397,698	$293,075
Audit-related fees [2]	60,336	43,910
Tax fees [3]	-	-
Total fees	$458,304	$336,985

1.	Audit fees consist of fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

2.	Audit-related fees consist primarily of fees for assurance and related services by the accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

3.	Tax fees include the preparation of federal tax returns as well as tax planning and consultation on new tax legislation, regulations, rulings, and developments.

Audit Committee Pre-Approval of Services

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

20

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis. Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

●	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;

●	provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms; or

●	the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Subject to certain exceptions, tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

●	whether the service creates a mutual or conflicting interest between the auditor and the Company;

●	whether the service places the auditor in the position of auditing his or her own work;

●	whether the service results in the auditor acting as management or an employee of the Company; and

●	whether the service places the auditor in a position of being an advocate for the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF

THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

21

OTHER INFORMATION

Stockholders’ Proposals for the 2020 Annual Meeting

A stockholder of record may present a proposal for action at the 2020 Annual Meeting provided that we receive the proposal at our executive office no later than September 6, 2020. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the 2020 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Securities Exchange Act of 1934, to vote on stockholder proposals that are not submitted for inclusion in our proxy statement unless received by us before September 6, 2020.

Other Business

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

Where You Can Find More Information

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at www.sec.gov. The Company’s Annual Report on Form 10-K is available on our website at www.boxlightcorp.com.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 21, 2019. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

/s/ James Mark Elliott
Name:	James Mark Elliott
Title:	Chief Executive Officer

October 21, 2019

22

BOXLIGHT CORPORATION
1045 Progress Circle, Lawrenceville, Georgia 30043

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # —> 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

The Annual Meeting of the Stockholders of Boxlight Corporation, a Nevada corporation

(“Company”), will be held on December 5, 2019, at 10:00 a.m. (ET), at the Company’s

headquarters located at

1045 Progress Circle, Lawrenceville, Georgia 30043.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K is/are available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

OF BOXLIGHT CORPORATION

Boxlight Corporation,

Annual Meeting of Stockholders

December 5, 2019 at 10:00 AM ET

This proxy is solicited by the Board Of Directors

The stockholders hereby appoint James Mark Elliott and Michael Pope, and each of them, each with full power of substitution, who are authorized to vote as specified on the reverse side or, with respect to any matter not set forth on the reverse side, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of Class A Common Stock of Boxlight Corporation that the undersigned would be entitled to vote, if personally present, at the 2019 Annual Meeting of Stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends a vote FOR Proposals 1 and 2.

Continued and to be signed on reverse side